[GRAPHIC OMITTED]                SEDONA
                                     CORPORATION


SEDONA Corporation CONTACT:
--------------------------
            Vicki Franchetti
            (610) 495-3003, ext. 214
            vickif@sedonacorp.com

KCSA INVESTOR CONTACT:
---------------------
            Sarah Shepard / Elena Bonaiuto
            (212) 896-1236 / (212) 896-1233
            sshepard@kcsa.com / ebonaiuto@kcsa.com

KCSA MEDIA CONTACT:
            Michael Kniat / Yin Chang
            (212) 896-1238 / (212) 896-1228
            mkniat@kcsa.com / ychang@kcsa.com
                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

                           SEDONA Corporation Reports
                      Second Quarter and Six Months Results

                                    - - - - -

       Announces Completion Of Conversion To Application Service Provider

                                    - - - - -

                           Highlights Accomplishments

Limerick, PA - August 2, 2000 - SEDONA(R) Corporation (NASDAQ: SDNA) today reported second quarter and six month results for the period ended June 30, 2000, and the completion of its transition to providing its Internet CRM solutions as an Application Service Provider (ASP).

In announcing the second quarter results and developments during the period, Marco Emrich, President and Chief Executive Officer, said, "The developments during the second quarter were pivotal for the growth of our Company. We have now transitioned to an Application Service Provider model, delivering comprehensive Customer Relationship Management (CRM) solutions to small- and mid-sized financial services companies and Internet retailers. Also, during the quarter we have acquired several new customers and have partnered with companies that are implementing our CRM solution."

"During the quarter we introduced the next generation of our flagship product, Intarsia(TM), an Internet-based CRM application, which we believe is capable of significantly reducing the cost and time required for financial service companies to implement a comprehensive CRM solution. We now have this product in test at several financial service companies."

                                     (more)

SEDONA REPORTS/2


Mr. Emrich continued, "With the completion of our acquisition of the Customer Information Management System (CIMS) business unit of Acxiom(R) Corporation, and the staffing of the highly experienced sales force during the second quarter, we have begun to build a pipeline of sales leads and our sales backlog continues to grow. In addition, we have developed strategic relationships targeted at creating new distribution channels for our Internet CRM solution. We believe these developments will benefit the Company and its shareholders."

The Company pointed out that as an Application Service Provider, SEDONA will be required to recognize revenue ratably during the contract life, rather than at the time of the project's completed installation. This method will allow shareholders, and others, to track the Company's progress through supplementary information, including sales backlog.

Major Company Highlights...

o SEDONA launched a new version of Intarsia(TM), including wireless functionality. Intarsia(TM) is the Company's Internet CRM Application for small-to-mid-sized financial services companies.

o E.piphany and SEDONA announced an agreement for the Company to customize and integrate E.piphany's E.5 Campaign Management application as a new component of Intarsia.

o The Company announced an alliance with ADS Financial Services Solutions to jointly market and deliver a solution comprised of SEDONA's CRM products and ADS' CRM consulting services.

o SEDONA signed an agreement with the IBM AS/400 Customer Technology Center to port Intarsia to the AS/400 e-business platform. IBM AS/400 is the world's number one mid-range platform for running core business applications and is particularly prevalent in small- and mid-sized financial services companies.

o A strategic alliance was announced with consulting firm, Profit Resources, to produce additional functionality upgrades to the Profitability Management component of Intarsia.

o SEDONA joined the Customer Profile Exchange (CPExchange) group working to develop a vendor-neutral, open standard to support privacy-enabled exchange of information across varying and separate applications and systems.

o The Company announced that its customer relationship management (CRM) application has been certified to support the Acxiom Data Network. The certification enables SEDONA customers to access InfoBase(TM) data products to enhance customer and prospect records with preference, behavior and demographic data.

o SEDONA announced that it is entering the international eCRM marketplace with the engagement of Japan Entry Corporation, which will assist the Company in gaining Far East presence and distribution.

                                     (more)

SEDONA REPORTS/3


Financial Results...

SEDONA reported that it ended the second quarter with a sales backlog of $1,034,000 and revenues of $238,000 for the three months ended June 30, 2000 compared to revenues of $197,000 a year ago. The loss for the three months ended June 30, 2000 was $2,841,000 or $0.11 per share, as compared to a loss of $1,268,000 or $0.06 per share a year ago. The Company indicated that results reflected the completion of the acquisition of the Customer Information Management System (CIMS) business unit from Acxiom(R) Corporation in the second quarter and the build up of infrastructure to meet the anticipated needs of rapid business expansion. The $1,034,000 sales backlog for the second quarter included $552,000 in contracts and $482,000 in deferred revenues.

The Company reported revenues of $956,000 for the six months ended June 30, 2000, compared to $198,000 a year ago. The loss for the six months ended June 30, 2000 was $4,448,000 or $0.17 per share, as compared to $2,997,000 or $0.14 per share for the six months ended June 30, 1999.

Bill Williams, Chief Financial Officer, commented, "SEDONA's balance sheet shows a cash position ahead of plan at $5,950,000 at the end of June 2000. Also, we were able to complete the registration of $50 million of SEDONA securities with the Securities and Exchange Commission in the second quarter. These securities may be offered and sold, depending on market conditions, from time to time as needed to fund SEDONA's expansion plans or for other appropriate corporate purposes."

About SEDONA Corporation...

SEDONA Corporation (NASDAQ: SDNA) delivers Customer Relationship Management
(CRM) solutions that help small-to-mid-sized financial services companies, and etailers to personalize their customer interactions and to uncover otherwise unknown sales opportunities. SEDONA enables its own clients to obtain more qualified and profitable customers as well as retain and optimize the relationships with current customers. SEDONA is based outside Philadelphia and can be reached at www.sedonacorp.com or 1-800-815-3307.

Forward Looking Statements...

Statements made in this news release that relate to future plans, events or performances are forward-looking statements. Any statement containing words such as "believes" "anticipates" "plans" or "expects" and other statements which are not historical facts contained in this release are forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements.


                                     (more)

SEDONA REPORTS/4


TELECONFERENCE: SEDONA will hold a Teleconference at 10:00 a.m. - EDT on Thursday, August 3, 2000 for interested investors, analysts, and portfolio managers. To take part in the Teleconference, dial 1-888-550-5969 (Domestic) or 1-908-228-5000 (International) about 5 to 10 minutes prior to 10:00 a.m. and ask for the "SEDONA Teleconference". You will then hear a presentation by Marco Emrich, President and CEO of SEDONA.

There will be a Q&A period following Mr. Emrich's presentation.

--------------------------------------------------------------------------------

REPLAY: For those unable to participate in the "live" teleconference, a replay will be made available from about 2:00 pm-EDT on August 3, 2000 to 11:59 pm Friday, August 11, 2000. To take part in the replay, please dial:

                            1-888-892-2890 (Domestic)
                         1-815-399-3299 (International).

  This call will also be available as a listen-only webcast at www.vcall.com.


                                      # # #


--------------------------------------------------------------------------------





     SEDONA is a registered trademark and Intarsia is a trademark of SEDONA
                                  Corporation.

 This press release and prior releases are available on the SEDONA Corporation
                         Website at www.sedonacorp.com.